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                                                                       Exhibit 5

                     [SIMPSON THACHER & BARTLETT LETTERHEAD]

                                                        June 7, 1999

   Northwest Airlines Corporation
   Northwest Airlines, Inc.
   2700 Lone Oak Parkway
   Eagan, Minnesota 55121

   Ladies and Gentlemen:

         We have acted as counsel to Northwest Airlines Corporation, a Delaware corporation ("NWA Corp."), and Northwest Airlines, Inc., a Minnesota corporation ("Northwest" and, together with NWA Corp., the "Registrants"), in connection with the Registration Statement on Form S-3 (File No. 333-79215) filed by the Registrants on May 25, 1999 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") (the "Registration Statement"), relating to (i) debt securities of Northwest, which may be either senior (the "Northwest Senior Securities") or subordinated (the "Northwest Senior Subordinated Securities") (collectively, the "Northwest Debt Securities"), including debt securities issuable upon exercise of the Debt Warrants referred to below, (ii) guarantees of NWA Corp. to be issued in connection with the Northwest Debt Securities and Pass Through Certificates (as defined below) (the "Guarantees"), (iii) warrants to purchase Northwest Debt Securities (the "Debt Warrants") and (iv) pass through certificates (the "Pass Through Certificates") to be issued by one or more trusts formed by Northwest relating to certain equipment notes either issued by Northwest or relating to leases with Northwest, all of which are to be issued and sold by the Registrants from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price (together with the aggregate initial offering price

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Northwest Airlines Corporation          -2-                         June 7, 1999
Northwest Airlines, Inc.



of securities previously registered under the Registrant's registration statement on Form S-3 (File No. 333-41579-01) which have not yet been sold and which, pursuant to Rule 429 under the Act, are covered by the Prospectuses (as defined below) included in the Registration Statement) not to exceed $1,500,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies. The Registration Statement consists of two separate prospectuses covering the following securities: (i) Northwest Debt Securities and Debt Warrants to purchase Northwest Debt Securities and Guarantees of such Northwest Debt Securities by NWA Corp. (the "Debt Prospectus") and (ii) Northwest Pass Through Certificates and Guarantees of such Pass Through Certificates by NWA Corp. (the "Pass Through Prospectus" and, together with the Debt Prospectus, the "Prospectuses"). The Northwest Debt Securities, Debt Warrants, Guarantees and Pass Through Certificates are hereinafter referred to collectively as the "Offered Securities."

         The Offered Securities will be sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the two separate Prospectuses or any supplements thereto ("Prospectus Supplements"). The Northwest Senior Securities will be issued under an Indenture dated as of March 1, 1997 among Northwest, Northwest Airlines Holdings Corporation and State Street Bank and Trust Company, as trustee (the "Debt Indenture Trustee") thereunder, as supplemented by a Supplemental Indenture dated as of November 20, 1998 among NWA Corp., Northwest Airlines Holdings Corporation, Northwest and the Debt Indenture Trustee and a Second Supplemental Indenture dated as

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Northwest Airlines Corporation          -3-                         June 7, 1999
Northwest Airlines, Inc.



of February 25, 1999, among NWA Corp., Northwest Airlines Holdings Corporation, Northwest and the Debt Indenture Trustee (as so supplemented, the "Northwest Senior Indenture"), the Northwest Senior Subordinated Securities will be issued under an Indenture among Northwest, NWA Corp. and the Debt Indenture Trustee (the "Northwest Senior Subordinated Indenture" and, together with the Northwest Senior Indenture, the "Northwest Indentures"). The Pass Through Certificates will be issued under a Pass Through Trust Agreement dated as of June 3, 1999 among Northwest, NWA Corp. and State Street Bank and Trust Company of Connecticut, National Association, as trustee (the "Pass Through Trustee") thereunder (the "Pass Through Trust Agreement") and a Supplement thereto relating to such series (a "Trust Supplement"). The Debt Warrants that will be attached to the Northwest Debt Securities will be issued under a Warrant Agreement for such attached Debt Warrants (the "Attached Warrant Agreement") between Northwest and the warrant agent thereunder (the "Warrant Agent") and the Debt Warrants that will be sold separately from the Northwest Debt Securities will be issued under a Warrant Agreement for such separate Debt Warrants between Northwest and the Warrant Agent (the "Separate Warrant Agreement" and, together with the Attached Warrant Agreement, the "Warrant Agreement").

         We have examined the Registration Statement, the Northwest Senior Indenture, the Pass Through Trust Agreement and the forms of the Northwest Senior Subordinated Indenture and the Warrant Agreement, which have been filed with the Commission as

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Northwest Airlines Corporation          -4-                         June 7, 1999
Northwest Airlines, Inc.



exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Registrants.

         In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that (i) a Prospectus Supplement will have been prepared and filed with the Commission describing the Offered Securities; (ii) all Offered Securities issued will be issued and sold in compliance with applicable Federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (iii) a definitive purchase, underwriting or similar agreement with respect to any Offered Securities will have been duly authorized and validly executed and delivered by one or both of NWA Corp. or Northwest and the other parties thereto; (iv) any Northwest Debt Securities issuable upon exercise of any Debt Warrant will be duly authorized, created and, if appropriate, reserved for issuance upon such exercise; (v) each of the Northwest Senior

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Northwest Airlines Corporation          -5-                         June 7, 1999
Northwest Airlines, Inc.



Indenture and the Pass Through Trust Agreement is the valid and legally binding obligation of the Debt Indenture Trustee and the Pass Through Trustee, as the case may be; (vi) at the respective time of execution, authentication, issuance and delivery of a series of Offered Securities, each of the Northwest Indentures, the Pass Through Trust Agreement, the Trust Supplement relating to a series of Pass Through Certificates, the Warrant Agreement and such Offered Securities, as applicable, will be the valid and legally binding obligation of the Pass Through Trustee, the Debt Indenture Trustee or the Warrant Agent, as the case may be, (vii) in the case of NWA Corp., at the respective time of execution, authentication, issuance and delivery of the Guarantees, the Trust Supplement and the Northwest Senior Subordinated Indenture, as applicable, will be duly authorized, executed and delivered by NWA Corp. and (viii) in the case of Northwest, (a) Northwest has duly authorized, executed and delivered each of the Northwest Senior Indenture and the Pass Through Trust Agreement and, at the respective time of execution, authentication, issuance and delivery of a series Warrants, Northwest Subordinated Debt Securities or Pass Through Certificates, the Warrant Agreement, the Northwest Senior Subordinated Indenture and the Trust Supplement relating to such series, as applicable, will be duly authorized, executed and delivered by Northwest and (b) execution, delivery and performance by Northwest of the Northwest Indentures, the Pass Through Trust Agreement, the Trust Supplements, the Warrant Agreements and the Offered Securities do

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Northwest Airlines Corporation          -6-                         June 7, 1999
Northwest Airlines, Inc.



not and will not violate the laws of the State of Minnesota or any other applicable laws (excepting the laws of the State of New York and the Federal laws of the United States).

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

                  1. With respect to Northwest Debt Securities to be issued under the Northwest Indentures, assuming that (i) the Board of Directors, a duly constituted and acting committee of such Board or duly authorized officers of each of Northwest and NWA Corp. (such Board of Directors, committee or authorized officers of Northwest and NWA Corp. being hereinafter referred to, respectively, as the "Northwest Board" and the "NWA Corp. Board" and, collectively, as the "Boards") have taken all necessary corporate action to approve such Northwest Debt Securities, the terms of the offering thereof and related matters, and (ii) such Northwest Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Northwest Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Boards, and upon payment of the consideration therefor provided for therein, or upon exercise of related Debt Warrants in accordance with their terms, as the case may be, such Northwest Debt Securities will constitute valid and legally binding obligations of Northwest enforceable against Northwest in accordance with their terms.

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Northwest Airlines Corporation          -7-                         June 7, 1999
Northwest Airlines, Inc.



                  2. With respect to the Debt Warrants, assuming that (i) the Northwest Board has taken all necessary corporate action to approve the Debt Warrants, the terms of the offering thereof and related matters,
         (ii) the Debt Warrants or certificates representing the Debt Warrants have been duly executed, countersigned, issued, registered and delivered in accordance with the applicable Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Northwest Board, and upon payment of the consideration therefor provided for therein, the Debt Warrants will constitute valid and legally binding obligations of Northwest enforceable against Northwest in accordance with their terms.

                  3. With respect to the Guarantees, assuming that (i) the NWA Corp. Board has taken all necessary corporate action to approve the issuance and terms of such Guarantees, and related matters, (ii) such Guarantees have been duly executed, issued and delivered in accordance with the provisions of the applicable Northwest Indenture or Pass Through Agreement and related Trust Supplement, as the case may be, and the applicable definitive purchase, underwriting or similar agreement approved by the NWA Corp. Board., and (iii) the events described in clauses (i) and (ii) of paragraph 1 or the events described in clauses
         (i) and (ii) of paragraph 4 have occurred in respect of the respective series of Northwest Debt Securities or Pass Through Certificates to which such Guarantees relate, as the case may be, the Guarantees will constitute valid

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Northwest Airlines Corporation          -8-                         June 7, 1999
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         and legally binding obligations of NWA Corp. enforceable against NWA
         Corp. in accordance with their terms.

                  4. With respect to each series of Pass Through Certificates, assuming that (i) the Boards have taken all necessary corporate action to approve such Pass Through Certificates, the terms of the offering thereof and related matters and (ii) the Pass Through Certificates of such series have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Pass Through Trust Agreement, the related Trust Supplement and the applicable definitive purchase, underwriting or similar agreement approved by the Boards, and upon payment of the consideration therefor provided for therein, such Pass Through Certificates will constitute valid and legally binding obligations of Northwest enforceable against Northwest in accordance with their terms.

         Our opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

         We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States and the Delaware General Corporation Law.

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Northwest Airlines Corporation          -9-                         June 7, 1999
Northwest Airlines, Inc.


         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the use of our name under the captions "Legal Opinions" in the Prospectuses forming a part of the Registration Statement.

                                         Very truly yours,

                                         /s/ Simpson Thacher & Bartlett

                                         SIMPSON THACHER & BARTLETT